Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 25, 2026, with respect to the consolidated financial statements of Hut 8 Corp. and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/  KPMG LLP

New York, New York
June 11, 2026